UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 21, 2010

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

001-14273

(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure

Update of Adjustment to Senior Exchangeable Notes Exchange Rate

As a result of our dividend payable to shareholders of record as of October 22, 2010, the exchange rate on our Senior Exchangeable Notes (the “Notes”) has been adjusted to 21.8578 per $1,000 principal amount of the outstanding Notes.  This updates the rate stated in our earnings release dated October 20, 2010 which incorrectly indicated the new exchange rate to be 22.0194.

The information in this Report and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: October 21, 2010	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer